UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2019

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 26, 2019, FS KKR Capital Corp. (the “Company”) issued an additional $175 million aggregate principal amount of its 4.750% notes due 2022 (the “Add-On Notes”). The Add-On Notes were issued as additional notes under the Third Supplemental Indenture, dated April 30, 2015, between the Company and U.S. Bank National Association (the “Trustee”), to the Base Indenture, dated July 14, 2014, between the Company and the Trustee (the “Base Indenture”, and together with the Third Supplemental Indenture, the “Indenture”), pursuant to which the Company previously issued $275 million aggregate principal amount of its 4.750% notes due 2022 (the “Existing Notes”, and together with the Add-On Notes, the “Notes”). The Add-On Notes are being treated as a single series with the Existing Notes under the Indenture and for U.S. federal income tax purposes. The Add-On Notes have identical terms as the Existing Notes, other than the issue date and offering price. The Add-On Notes have the same CUSIP number and are fungible and rank equally with the Existing Notes.

The Add-On Notes will mature on May 15, 2022 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Add-On Notes bear interest at a rate of 4.750% per year. Interest on the Add-On Notes will accrue from May 15, 2019. Interest will be payable semi-annually in arrears on May 15th and November 15th of each year, commencing on November 15, 2019. The Add-On Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Add-On Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A), as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The Add-On Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-231221), the prospectus supplement dated July 19, 2019 and the pricing term sheet filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 19, 2019. The transaction closed on July 26, 2019. The net proceeds to the Company were approximately $175.7 million, after deducting the underwriting discounts and commissions of approximately $1.1 million payable by the Company and estimated offering expenses of approximately $350,000 payable by the Company. The Company intends to use the net proceeds to repay outstanding indebtedness under its financing arrangements.

The foregoing description of the Add-On Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture and the accompanying Form of 4.750% Notes due 2022, respectively, filed as Exhibits 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Dechert LLP.

5.2	Opinion of Miles & Stockbridge P.C.

23.1	Consent of Dechert LLP (included in Exhibit 5.1).

23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: July 26, 2019	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel